THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND THIS NOTE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED.

AMENDED AND RESTATED SENIOR SECURED NON-CONVERTIBLE
PROMISSORY NOTE

$2,500,000.00	Original Issuance Date: July 11, 2007
Amended and Restated: December 31, 2007

FOR VALUE RECEIVED, the undersigned, Atlas Technology Group (US), Inc., a Delaware corporation, (hereinafter referred to as the “Maker”), a wholly owned subsidiary of Atlas Technology Group, Inc. (f/k/a Tribeworks, Inc.), a Delaware corporation (the “Company”), promises to pay to the order of West Coast Opportunity Fund, LLC, a Delaware limited liability company (“Holder”), at 2151 Alessandro Drive, Suite 100, Ventura, CA 93001, the principal amount of Two Million, Five Hundred Thousand and NO/100 DOLLARS ($2,500,000.00) (the “Principal”) when due, upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) together with interest (“Interest”) at a rate equal to five percent (5%) per annum (based on a 365-day year and charged on the basis of actual days elapsed, the “Interest Rate”) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof). This Note may not be sold, assigned, transferred or otherwise conveyed by the Holder. Certain capitalized terms used herein are defined in Section 16.

This Amended and Restated Senior Secured Non-Convertible Promissory Note amends, restates and supersedes in its entirety the Senior Secured Non-Convertible Promissory Note dated July 11, 2007 of Maker in favor of Holder (the “Prior Note”) and is not a novation of the Prior Note. Upon execution hereof, Holder shall be deemed to have advanced hereunder the sum of Two Million, Five Hundred Thousand Dollars ($2,500,000) plus such additional amounts owing under the Prior Note, which amount is equal to the outstanding principal amount under the Prior Note. All references in the Security Agreement, the Securities Purchase Agreement, the Guaranty, the Lock-Up Agreements and other related documents, as all are defined in the Securities Purchase Agreement, are hereby amended to be a reference to this Amended and Restated Secured Promissory Note.

1. Payments of Principal. On the Maturity Date, the Maker shall pay to the Holder the unpaid Principal of this Promissory Note (this “Note”), together with accrued and unpaid Interest. The “Maturity Date” shall be December 31, 2008, or (a) such earlier date as may be accelerated by the Maker in accordance with the terms hereof, or (b) such later date as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default.

2. Interest; Interest Rate. Interest on this Note shall commence accruing on the Issuance Date and shall be payable in arrears for each Payment Period on the first day of the succeeding Payment Period during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”). Interest shall be payable on each Interest Date to the Holder. Interest accrues at the Interest Rate on all outstanding unpaid Principal owed under this Note and all accrued Interest is payable on each Interest Date. Upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to seven and one-half percent (7.5%) (the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3. Acceleration of Payment by the Maker. The Maker may, from time to time, prepay all or any portion of the Principal or Interest of this Note to the Holder without premium or penalty, provided that the Maker provide the Holder with ten (10) days notice prior to such prepayment.

4. Rights Upon Events of Default.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

i. [Reserved];

ii. the Maker fails to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note, if such failure continues for a period of at least five (5) Business Days;

iii. the Maker, the Company or any of their Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (iv) makes a general assignment for the benefit of its creditors or (v) admits in writing that it is generally unable to pay its debts as they become due;

iv. creditors of the Maker, the Company or any of their Subsidiaries file an action for relief under any Bankruptcy Law against such entity in an involuntary case and such action is not dismissed within thirty (30) days of such filing or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Maker or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Maker or any of its Subsidiaries or (C) orders the liquidation of the Maker or any of its Subsidiaries;

v. a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Maker, the Company or any of their Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Maker provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity;

vi. the Maker or Company, as applicable, materially breaches any representation or warranty, or breaches any covenant or other term or condition of Securities Purchase Agreement, except, in the case of a breach of a covenant or other term or condition of the Securities Purchase Agreement which is curable, only if such breach continues uncured for a period of at least thirty (30) consecutive days;

vii. any Event of Default (as defined in any other promissory note issued pursuant to the Securities Purchase Agreement (the “Other Note”)) occurs and is continuing with respect to the Other Note;

viii. any breach or failure in any respect to comply with Section 8 of this Note which shall continue uncured for a period of ten (10) days after notice of such breach or failure; or

ix. any Event of Default defined in the Security Agreement occurs and is continuing under the Security Agreement, the repudiation by the Maker, the Company or any of their Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against the Maker or any of its Subsidiaries for any reason.

x. any default in excess of $100,000 occurs and is continuing under any Indebtedness of the Maker, the Company, or any of their Subsidiaries.

(b) Redemption Rights. Promptly after the occurrence of an Event of Default with respect to this Note or the Other Note, the Maker shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Maker to redeem all or any portion of the Note (as “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Maker, which Event of Default Redemption Notice shall indicate the portion of the Note the Holder is electing to redeem; provided that upon the occurrence of any default described in Section 4(a)(vi) and 4(a)(viii), the Note shall automatically, and without any action on behalf of the Holders, be redeemed by the Maker. Each portion of the Note subject to redemption by the Maker pursuant to this Section 4(b) shall be redeemed by the Maker at a price equal to 100% of the outstanding Principal amount and accrued and unpaid Interest with respect to such portion of the Note subject to redemption (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 7.

5. Rights Upon Fundamental Transaction and Change of Control.

(a) Assumption. The Maker shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Maker under this Note and the other Transaction Documents (as that term is defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Maker” shall refer instead to the Successor Entity), and may exercise every right and power of the Maker and shall assume all of the obligations of the Maker under this Note with the same effect as if such Successor Entity had been named as the Maker herein. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

(b) Change of Control Redemption Rights. No later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of the Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Maker, which Change of Control Redemption Notice shall indicate the portion of the Note the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 4 shall be redeemed by the Maker at a price equal to the sum of the Principal amount being redeemed together with accrued and unpaid Interest with respect to such amount (the “Change of Control Redemption Price”). Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 7 and shall have priority to payments to stockholders in connection with a Change of Control.

6. Non-Circumvention. The Company and Maker hereby covenant and agree that neither the Company nor the Maker will, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and use commercially reasonable efforts to protect the rights of the Holder of this Note.

7. Holder’s Redemptions.

(a) Mechanics. The Maker shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Maker’s receipt of the Required Holders’ Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Maker shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within ten (10) Business Days after the Maker’s receipt of such notice otherwise. In the event of a redemption of less than all of the Principal of this Note, the Maker shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 9(b)) representing the outstanding Principal which has not been redeemed.

(b) Redemption by Holders. Any Event of Default Redemption Notice for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 8 is to be delivered to the Maker by the Holders.

8. Covenants.

(a) Security Agreement. The Maker and the Holder shall enter into the Security Agreement, securing this Note with a first lien security interest in all assets now owned or after acquired by the Maker for the benefit of the Holder.

(b) Rank. The indebtedness created by this Note shall be senior to all other Indebtedness of the Maker and its Subsidiaries.

(c) Incurrence of Indebtedness. So long as this Note is outstanding, the Company and the Maker shall not, and neither the Company nor the Maker shall permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the other Note and (ii) Permitted Indebtedness that is either unsecured or secured by Permitted Liens.

(d) Existence of Liens. So long as this Note is outstanding, the Company and the Maker shall not, and neither the Company nor the Maker shall permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company, the Maker or any of its Subsidiaries (collectively, “Liens”) superior in interest to that of the Holder.

(e) Restricted Payments. The Company and the Maker shall not, and the Company and the Maker shall not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such, provided, however, that the Subsidiaries may pay dividends to the Company and its Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Maker) any Equity Interests of the Company; or

(iii) make any payment on or with respect to, accelerate the maturity of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or the Maker, except a payment of interest, principal or other amounts due at the stated maturity thereof.

(f) Asset Sales. The Company shall not, and neither the Company nor the Maker shall permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale provided, however, that the Maker and its Subsidiaries may consummate sales of assets or Equity Interests to the Maker or its subsidiaries with Holder’s consent, which will not be unreasonably withheld or delayed, other than any Asset Sale which transfers an asset or an Equity interest to a non-United States Subsidiary, which shall not be permitted.

(g) Use of Proceeds. The Maker will use amounts received from Holder pursuant to this Note for general corporate purposes.

9. Reissuance Of This Note.

(a) Lost, Stolen or Mutilated Note. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, an affidavit from Holder to such effect, an indemnity in form and substance reasonably acceptable to Maker and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder a new Note (in accordance with Section 9(b)) representing the outstanding Principal.

(b) Issuance of New Notes. Whenever the Maker is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

10. Remedies, Characterizations and Other Obligations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).

11. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Maker or other proceedings affecting Maker creditors’ rights and involving a claim under this Note, then the Maker shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

12. Construction; Headings. This Note shall be deemed to be jointly drafted by the Maker and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

13. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13. Notices; Payments.

(a)  Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Maker shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

(b) Payments. Whenever any payment of cash is to be made by the Maker to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Maker and sent via overnight courier service to such Person at such address as previously provided to the Maker in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Maker with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

14. Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full in cash, this Note shall automatically be deemed canceled, shall be surrendered to the Maker for cancellation and shall not be reissued.

15. Governing Law; Jurisdiction. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Note must be brought in the state and federal courts located in Delaware. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Note in any other court.

16. Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles are authorized or required by law to remain closed.

(c) “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

(d) “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(e) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the shares of Capital Stock in which holders of the Maker’s or Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or Company, as applicable.

(f) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Maker initially issued this Note pursuant to the terms of the Securities Purchase Agreement.

(g) “Common Stock” shall mean the common stock of the Company, par value $0.0004 per share.

(h) “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(i) “Fundamental Transaction” means that the Maker or the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Maker or Company, as applicable, is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Maker or the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Capital Stock (not including any shares of Capital Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Capital Stock (not including any shares of Capital Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Capital Stock.

(j) “GAAP” means United States generally accepted accounting principles, consistently applied.

(k) “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

(l) “Indebtedness” means, any indebtedness (excluding accrued expenses and trade payables), whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii) in respect of banker’s acceptances;

(iv) representing Capital Lease Obligations;

(v) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(vi) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the Maker prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the Maker or its Subsidiaries (whether or not such Indebtedness is assumed by the Maker or such Subsidiary) and, to the extent not otherwise included, the guarantee by the Maker or any of its Subsidiaries of any Indebtedness of any other Person.

(m) “Material Adverse Effect” shall have the meaning set forth in the Securities Purchase Agreement.

(n) “Mortgage” means a Mortgage in form and substance reasonably satisfactory to the Holder, as it may be amended, supplemented or otherwise modified from time to time.

(o) “Payment Period” means each of: the period beginning on and including Closing Date and ending on and including November 30, 2007; the period beginning on and including December 1, 2007 and ending on and including May 31, 2008; the period beginning on and including June 1, 2008 and ending on and including the Maturity Date.

(p) “Permitted Indebtedness” means (i) any Indebtedness of the Maker, the Company or any Subsidiary that is (A) subordinate to the Holder’s security interest created by this Note, the Security Agreement and the Security Documents, and (B) less than $2,000,000 in the aggregate, or (ii) Indebtedness of the Maker, the Company or any Subsidiary outstanding as of the Closing Date and the refinancing, renewal or extension thereof, provided that (A) there are no additional obligors with respect thereto (B) there is no shortening of the maturity thereof, (C) principal amount thereof is not increased, and (D) the security interest is not changed or amended.

(q) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Maker’s obligations under this Note, (v) Liens securing Permitted Indebtedness subject to securitization, (vi) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations; (vii) legal or equitable encumbrances up to an aggregate amount of $250,000 deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; or (viii) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Maker or any Subsidiary’s assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority, to the extent any such rights could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, capital stock..

(t) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of June 15, 2007 by and among the Company, the Maker and the Subsidiaries and the Holder.

(u) “Security Agreement” means the Pledge and Security Agreement dated June 15, 2007 by and among the Maker, the Company, the Subsidiaries and the Holder.

(v) “Security Documents” means the Security Agreement, the Mortgages, if any, and all other instruments, documents and agreements delivered by the Maker or any of its Subsidiaries in order to grant to the Holder a Lien on any real, personal or mixed property of the Maker or one of its Subsidiaries as security for the obligations under this Note.

(w) “Subsidiaries” shall have the mean Atlas Technology Group (NZ) Limited, a New Zealand company, TakeCareofIT Limited, a Malta company, Atlas Technology Group (US) Inc., a Delaware corporation, Atlas Technology Group Consulting Inc., a Delaware corporation, and BLive Networks Inc., a British Columbia corporation.

(x) “Successor Entity” means the Person, which may be the Maker, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the Issuance Date set out above.

MAKER:

ATLAS TECHNOLOGY GROUP (US), INC.

By:
Name: Peter B. Jacobson
Title: President

By signing below, the Company agrees to be bound by and subject to Section 6 and Section 8 of this Note.

Company:

Atlas Technology Group, Inc. (F/K/A Tribeworks, Inc.)

By:
Name: Peter B. Jacobson
Title: Chief Executive Officer